Exhibit 99.1
HCSG Reports Second Quarter Results

Exceeds Growth Expectations
Raises 2025 Cash Flow Forecast
Announces $50.0MM Share Repurchase Plan

•Revenue of $458.5 million, an increase of 7.6% over the prior year.
•Net income and diluted EPS of ($32.4) million and ($0.44); includes $0.65 non-cash charge related to previously announced Genesis HealthCare restructuring.
•Cash flow from operations of $28.8 million; cash flow from operations (excluding the change in payroll accrual) of $8.5 million, an increase of $10.9 million over the prior year.
•Reiterates 2025 mid-single digit growth expectations.
•Raises 2025 cash flow from operations forecast (excluding the change in payroll accrual) from $60.0 to $75.0 million to $70.0 to $85.0 million.
•Announces $50.0 million, 12-month share repurchase plan.

BENSALEM, PA--(BUSINESS WIRE)-- Healthcare Services Group, Inc. (NASDAQ:HCSG) today reported results for the three months ended June 30, 2025.

Ted Wahl, Chief Executive Officer, stated, “Second quarter growth exceeded our expectations. New client wins and higher retention drove our organic growth, and we have carried that positive momentum into the back half of the year. Despite the previously announced Genesis news and resulting impact on our Q2 reported results, our 2025 growth plans and cash flow outlook remain strong. We are confident that continuing to execute on our strategic priorities, supported by our strong business fundamentals, will enable us to further accelerate growth, while delivering sustainable, profitable results.”

Second Quarter Results

•Revenue was reported at $458.5 million. Segment revenues for Environmental and Dietary Services were reported at $205.8 million and $252.7 million, respectively.
◦The Company reiterated its expectation for 2025 mid-single digit revenue growth.
•Cost of services was reported at $455.5 million or 99.4% and includes the impact of the $61.2 million or 13.4% non-cash charge related to the previously announced Genesis restructuring.
◦The Company’s goal is to manage the second half of 2025 cost of services in the 86% range.
•SG&A was reported at $49.2 million; after adjusting for the $4.7 million increase in deferred compensation, actual SG&A was $44.5 million or 9.7%.
◦The Company expects to manage SG&A in the 9.5% to 10.5% range in the near term, with the longer term goal of managing those costs into the 8.5% to 9.5% range.
•Segment margin for Environmental Services was reported at 0.8% and includes the impact of a $20.3 million or 9.9% non-cash charge related to the previously announced Genesis restructuring. Segment margin for Dietary Services was reported at (10.1%), and includes the impact of a $40.9 million or 16.2% non-cash charge related to the previously announced Genesis restructuring.
•Net income and diluted EPS were reported at ($32.4) million and ($0.44), respectively, and includes the impact of the $0.65 non-cash charge (or $61.2 million pretax, tax effected at 22.7%) related to the previously announced Genesis restructuring.
◦As previously announced, the Company estimates a third quarter $0.04 per share non-cash charge related to the Genesis restructuring.

Exhibit 99.1
•Cash flow from operations was reported at $28.8 million; after adjusting for the $20.3 million increase in the payroll accrual, cash flow from operations was $8.5 million.
◦The Company raised its 2025 cash flow from operations forecast (excluding the change in payroll accrual) from $60.0 to $75.0 million to $70.0 to $85.0 million.

Balance Sheet and Liquidity

The Company’s primary sources of liquidity are cash flow from operating activities, cash and cash equivalents, and its revolving credit facility. As of the end of the second quarter, the Company had cash and marketable securities of $164.1 million and a $500.0 million credit facility, inclusive of its $200.0 million accordion, which expires in November 2027.

Share Repurchases

The Company also announced that it plans to accelerate the pace of its share buybacks, and over the next 12 months, intends to repurchase $50.0 million shares of its common stock under its February 2023 share repurchase authorization. The Company repurchased $7.6 million of common stock during the second quarter. Year to date, the Company has repurchased $14.6 million of its common stock.

Mr. Wahl stated, “Over the course of the last several years, we have continuously strengthened our balance sheet and expect strong cash flow generation over the next 12 months and beyond. We have demonstrated a prudent and balanced approach to capital allocation, including first and foremost investing in our growth initiatives. The current valuation of our stock relative to our long-term growth potential offers a unique opportunity with the buyback to return significant capital to shareholders.”

Conference Call and Upcoming Events

The Company will host a conference call on Wednesday, July 23, 2025, at 8:30 a.m. Eastern Time to discuss its results for the three months ended June 30, 2025. The call may be accessed via phone at 1 (800) 715-9871, Conference ID: 9951274. The call will be simultaneously webcast under the “Events & Presentations” section of the Investor Relations page on the Company’s website, www.hcsg.com. A replay of the webcast will also be available on the website for one year following the date of the earnings call.

The Company will be attending and presenting at the Baird 2025 Global Healthcare Conference on September 10, 2025 at the InterContinental Barclay NY.

About Healthcare Services Group, Inc.

Healthcare Services Group (NASDAQ: HCSG) is a leader in managing housekeeping, laundry, dining, and nutritional services within the healthcare industry. With nearly 50 years of experience, HCSG aims to provide improved operational, regulatory, and financial outcomes for our clients.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This release and any schedules incorporated by reference into it may contain forward-looking statements within the meaning of federal securities laws, which are not historical facts but rather are based on current expectations, estimates and projections about our business and industry, and our beliefs and assumptions. Words such as “believes,” “anticipates,” “plans,” “expects,” “estimates,” “will,” “goal,” “intend” and similar expressions are intended to identify forward-looking statements. The inclusion of forward-looking statements should not be regarded as a representation by us that any of our plans will be achieved. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Such forward-looking information is also subject to various risks and uncertainties. Such risks and uncertainties include, but are not limited to, risks arising from our providing services to the healthcare industry and primarily providers of long-term care; credit and collection risks associated with the healthcare industry; the impact of bank failures; our claims experience related to workers’ compensation, general liability and auto insurance; the effects of changes in, or interpretations of laws and regulations governing the healthcare industry, our workforce and services provided, including state and local regulations pertaining to the taxability of our services and other labor-related matters such as minimum wage increases; the Company's expectations with respect to selling, general, and administrative expense; the impacts of past or future cyber attacks or breaches; global events including ongoing international conflicts; and the risk factors described in Part I of our Form 10-K for the fiscal year ended December 31, 2024 under “Government Regulation of Customers,” “Service Agreements and Collections,” and “Competition” and under Item 1A. “Risk Factors” in such Form 10-K.

These factors, in addition to delays in payments from customers and/or customers undergoing restructurings, have resulted in, and could continue to result in, significant additional bad debts in the near future. Additionally, our operating results have been in the past and could in the future be adversely affected by continued inflation particularly if increases in the costs of labor and labor-related costs, materials, supplies and equipment used in performing services (including the impact of potential tariffs) cannot be passed on to our customers.

In addition, we believe that to improve our financial performance we must continue to obtain service agreements with new customers, retain and provide new services to existing customers, achieve modest price increases on current service agreements with existing customers and/or maintain internal cost reduction strategies at our various operational levels. Furthermore, we believe that our ability to sustain the internal development of managerial personnel is an important factor impacting future operating results and the successful execution of our projected growth strategies. There can be no assurance that we will be successful in that regard.

USE OF NON-GAAP FINANCIAL INFORMATION

To supplement HCSG’s consolidated financial information, which are prepared in accordance with generally accepted accounting principles in the United States of America (“GAAP”), the Company believes that certain non-GAAP financial measures are useful in evaluating operating performance and comparing such performance to other companies.

The Company is presenting net cash flow from operations (excluding the impact of payroll accrual), earnings before interest, taxes, depreciation and amortization (“EBITDA”) and EBITDA excluding items impacting comparability (“Adjusted EBITDA”). We cannot provide a reconciliation of forward-looking non-GAAP measures to GAAP due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliation. The presentation of non-GAAP financial measures is not meant to be considered in isolation or as a substitute for financial statements prepared in accordance with GAAP.

Company Contacts:

Theodore Wahl
President and Chief Executive Officer

Vikas Singh
Executive Vice President and Chief Financial Officer

Matthew J. McKee
Chief Communications Officer

215-639-4274
investor-relations@hcsgcorp.com

HEALTHCARE SERVICES GROUP, INC.
CONSOLIDATED STATEMENTS OF (LOSS) INCOME
(Unaudited)
(in thousands, except per share data)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2025	2024	2025	2024
Revenue	$458,491	$426,288	$906,153	$849,721
Operating costs and expenses:
Cost of services	455,533	384,742	835,224	743,653
Selling, general and administrative	49,163	44,437	94,129	91,348
(Loss) income from operations	(46,205)	(2,891)	(23,200)	14,720
Other income, net	4,317	905	5,206	4,608
(Loss) income before income taxes	(41,888)	(1,986)	(17,994)	19,328

Income tax (benefit) provision	(9,522)	(198)	(2,856)	5,807
Net (loss) income	$(32,366)	$(1,788)	$(15,138)	$13,521

Basic (loss) income per share	$(0.44)	$(0.02)	$(0.21)	$0.18

Diluted (loss) income per common share	$(0.44)	$(0.02)	$(0.21)	$0.18

Basic weighted average number of common shares outstanding	73,161	73,853	73,414	73,889

Diluted weighted average number of common shares outstanding	73,161	73,853	73,414	74,048

HEALTHCARE SERVICES GROUP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(in thousands)

	June 30, 2025	December 31, 2024
Cash and cash equivalents	$82,818	$56,776
Restricted cash equivalents	326	3,355
Marketable securities, at fair value	51,674	50,535
Restricted marketable securities, at fair value	29,258	25,105
Accounts receivable, net	292,210	330,907
Notes receivable — short-term, net	31,628	51,429
Other current assets	44,380	38,545
Total current assets	532,294	556,652

Property and equipment, net	28,215	28,198
Notes receivable — long-term, net	45,084	41,054
Goodwill	80,042	75,529
Other intangible assets, net	8,263	9,442
Deferred compensation funding	51,548	49,639
Other assets	56,754	42,258
Total assets	$802,200	$802,772

Accrued insurance claims — current	$24,578	$25,148
Other current liabilities	189,354	167,399
Total current liabilities	213,932	192,547

Accrued insurance claims — long-term	50,833	51,869
Deferred compensation liability — long-term	51,699	50,011
Lease liability — long-term	7,048	8,033
Other long-term liabilities	1,650	385

Stockholders' equity	477,038	499,927
Total liabilities and stockholders' equity	$802,200	$802,772

HEALTHCARE SERVICES GROUP, INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
(Unaudited)

Reconciliation of GAAP net (loss) income to EBITDA and adjusted EBITDA (in thousands)	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2025	2024	2025	2024
GAAP net (loss) income	$(32,366)	$(1,788)	$(15,138)	$13,521
Income tax (benefit) provision	(9,522)	(198)	(2,856)	5,807
Interest, net	(1,976)	184	(4,186)	138
Depreciation and amortization(1)	5,001	3,679	8,879	7,210
EBITDA	$(38,863)	$1,877	$(13,301)	$26,676
Share-based compensation	2,541	2,113	6,279	4,597
Adjusted EBITDA	$(36,322)	$3,990	$(7,022)	$31,273
Adjusted EBITDA as a percentage of revenue	(7.9)%	0.9%	(0.8)%	3.7%

Reconciliation of GAAP cash flows provided by (used in) operations to net cash flows from operations (excluding the change in payroll accrual)	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2025	2024	2025	2024
GAAP cash flows provided by (used in) operations	$28,787	$16,319	$56,288	$(9,714)
Accrued payroll(2)	(20,256)	(18,677)	(15,665)	(1,862)
Cash flows from operations (excluding the change in payroll accrual)	$8,531	$(2,358)	$40,623	$(11,576)

1.Includes right-of-use asset depreciation of $2.1 million and $4.2 million for the three and six months ended June 30, 2025, and $2.0 million and $3.8 million for the three and six months ended June 30, 2024.
2.The accrued payroll adjustment reflects changes in accrued payroll for the three and six months ended June 30, 2025 and 2024. The Company processes payroll on set weekly and bi-weekly schedules, and the timing of payments may result in operating cash flow increases or decreases which are not indicative of the Company’s quarterly cash flow performance.